UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 2500
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

(303) 633-2900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 11, 2015, Mr. Fred J. Fowler was appointed as an independent member of the board of directors (the “Board”) of DCP Midstream GP, LLC (the “General Partner”), the general partner of the general partner of DCP Midstream Partners, LP (the “Partnership”). The appointment was part of a reorganization and downsizing of the Board.

Mr. Fowler is the former president and chief executive officer of Spectra Energy Corp, retiring from that position in December 2008. Prior to Spectra Energy’s separation from Duke Energy Corporation in December 2006, Mr. Fowler served as group president for Duke Energy’s gas transmission business since April 2006. Prior to that, Mr. Fowler served as president and chief operating officer of Duke Energy Corporation since November 2002. Mr. Fowler began his career in the energy industry in 1968. Mr. Fowler served as vice chairman of the board of directors of TEPPCO Partners, L.P. from March 1998 to February 2003 and as chairman of our Board from April 2007 to January 2009. Mr. Fowler currently serves on the boards of directors of Encana Corp., PG&E Corporation, and Spectra Energy Partners, LP.

In connection with his appointment to the Board, Mr. Fowler will receive a pro rata portion of the annual compensation package for non-employee directors as previously disclosed in the Partnership’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 25, 2015. Mr. Fowler does not have any direct or indirect material interest in any transaction, arrangement, or relationship with any related person of the Partnership and does not have any family relationships with any director or executive officer of the General Partner or any person nominated or chosen to become a director or executive officer of the General Partner. Mr. Fowler has been appointed chairman of the Special Committee, which acts as the conflicts committee of the Board, and as a member of the Audit Committee of the Board.

Effective March 10, 2015, Messrs. Paul F. Ferguson, Jr. and Stephen R. Springer informed the Board of their resignations as a directors of the Board. The resignations were requested in connection with the reorganization and downsizing of the Board and not as a result of any disagreement relating to the operations, policies, or practices of the General Partner or Partnership. Mr. Ferguson served as chairman of the Audit Committee and Mr. Springer served as chairman of the Special Committee. As a result of these resignations, Mr. Thomas C. Morris has been appointed chairman of the Audit Committee.

As a result of these changes, the independent directors of the Board are Fred J. Fowler, Frank A. McPherson, and Thomas C. Morris.

Also on March 10, 2015, Mr. William S. Waldheim announced his intent to retire as President and as a director of the Board effective May 1, 2015.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 11, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2015

DCP MIDSTREAM PARTNERS, LP

By: DCP MIDSTREAM GP, LP
its general partner

By: DCP MIDSTREAM GP, LLC
its general partner

By: /s/ Michael S. Richards
Michael S. Richards
Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 11, 2015.